EXHIBIT 23.2



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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 19, 1996 with respect to the financial statements of Liberty Holding Company and Subsidiary and the financial statements of Liberty Bank included in this Registration Statement (Form S-4) and related Prospectus of Whitney Holding Corporation for the registration of its common stock.



                                    /s/ Saltmarsh, Cleaveland & Gund


Pensacola, Florida
   July 22, 1996



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